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                            DISTRIBUTORSHIP AGREEMENT

           THIS AGREEMENT (the "Agreement"), is made and effective this 18th day of January, 2001, by and between Quantech Ltd., a Minnesota Corporation having its principal office at 815 Northwest Parkway, Suite 100 Eagan, Minnesota, the United States of America ("QUANTECH") and Mitsubishi Chemical Corporation, a Japanese corporation having its principal office at 5-2, Marunouchi 2-chome, Chiyoda-ku, Tokyo, Japan ("Distributor").

                                WITNESSETH THAT;

           WHEREAS, QUANTECH has developed and is now engaged in the manufacture and sale of the FasTraQ System (the "Products") and QUANTECH is desirous to increase its sales of the Products in Japan (the "Territory"); and

           WHEREAS, Distributor wishes to distribute and resell the Products in the Territory;

           NOW THEREFORE, the parties hereto agree as follows:


ARTICLE 1       APPOINTMENT

           Subject to the terms and conditions set forth herein, QUANTECH hereby appoints Distributor as QUANTECH's exclusive distributor to distribute and resell the Products for the Medical Diagnostics Field in the Territory (collectively, the "Customers"), for the term set out below, and Distributor hereby accepts such appointment.

ARTICLE 2       RELATIONSHIP

           The relationship hereby established between the parties hereto shall be solely that of seller and buyer, and either party hereto shall be in no way the agent or representative of the other party for any purposes whatsoever. Either party hereto shall have no right to enter into any agreement, commitment or understanding, or to incur any obligation or liability in the name of or on behalf of the other party hereto, except as expressly permitted herein.


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ARTICLE 3       SALES AND PURCHASE

3.1 Under the terms and conditions set forth herein, QUANTECH shall sell to Distributor, and Distributor shall purchase from QUANTECH, the Products for the purpose of distribution and resale of the Products to the Customers in the Territory by Distributor hereunder. Unless otherwise specifically provided for herein, detailed terms and conditions applicable to each individual transaction of the Products between the parties, including the prices payable by Distributor to QUANTECH, commission from QUANTECH to Distributor, minimum yearly purchase requirements by Distributor and the terms of payment (inclusive of the provision of letter of credit), shall be separately agreed upon between the parties hereto.

3.2 Distributor shall not distribute or sell the Products to anyone outside the Territory, nor to anyone in the Territory who, Distributor knows or has reason to know, intends to resell the Products outside the Territory. Without prior written consent of QUANTECH, Distributor shall not distribute or sell the Products to anyone other than Customers in the Territory, nor to anyone in the Territory who, Distributor knows or has reason to know, intends to use the Products for any purpose other than the Medical Diagnostics Field in the Territory.

3.3 Distributor shall not alter or remodel the Products without the prior written consent of QUANTECH.

3.4 QUANTECH shall have the right, at any time without compensation to Distributor, to discontinue manufacturing the Products or change the Specifications as defined in Article 9 hereof, at its sole discretion, by giving ninety (90) days' prior written notice to Distributor.

3.5 Distributor shall submit the orders for the purchase of the Products to QUANTECH in writing in such format as may be required by QUANTECH at least one (1) month prior to the delivery date requested by the Distributor.

3.6 Formal acceptance of orders by QUANTECH shall be evidenced by the delivery to Distributor of written confirmation of receipt of such orders by QUANTECH.


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ARTICLE 4       SHIPMENT AND DELIVERY

           Except as otherwise expressly set forth herein, delivery terms for the Products shall be FOB Minneapolis St. Paul International Airport and shall be governed and construed in accordance with INCOTERMS 2000 and any amendments thereto.

ARTICLE 5       SALES PROMOTION AND AFTER-SALES SERVICES

5.1 Distributor shall, at its own cost and expenses, diligently and adequately advertise and promote the sale of the Products in the Territory and perform technical services or any other after-sales services relating to the Products (the "After-Sales Services").

5.2 When Distributor requests After-Sales Services to QUANTECH and QUANTECH agrees with the necessity of such Distributor's request, QUANTECH shall, at its own cost and expense, collect data related to such After-Sales Service and send its employee(s) for such After-Sales Services.

5.3 QUANTECH shall, free of charge, provide Distributor with its reasonable requirements for translation of QUANTECH's promotional and advertising material in English for marketing of the Products, such as pamphlets, leaflets and catalogs.

5.4 Distributor agrees that any of its publication or advertisement with respect to the Products shall be based on and strictly consistent with the promotional and advertising material or any other information or data furnished by QUANTECH and shall be subject to QUANTECH's approval to be obtained prior to its release thereof.

ARTICLE 6       INVENTORY

           Distributor shall maintain adequate inventory of the Products so as to keep them available for the prompt response to orders from its customers and for the After-Sales Services.



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ARTICLE 7       DISTRIBUTOR'S PERSONNEL

           Distributor shall employ a sufficient number of sales staff and engineers so as to promote the sale of the Products and render the After-Sales Services. Upon reasonable request of the Distributor, QUANTECH shall furnish training to one or more of such sales staff and/or engineers acceptable by QUANTECH in order to have such person(s) master the proper handling, and technical services of the Products. The expenses incurred for such training except for QUANTECH's specialist's cost and expense for the operation of QUANTECH's equipment for such training shall be borne by Distributor.

ARTICLE 8       REPORTS

8.1 Distributor shall provide QUANTECH at least monthly during the term hereof with written reports indicating information on the performance of its business activities, including the sales results of the Products, purchase volume forecast of the Products per each customer and other matters as may be reasonably requested by QUANTECH.

8.2 In the event of any change in Distributor's management, organization or sales staff, distributor shall immediately notify QUANTECH of such change.

ARTICLE 9       SPECIFICATIONS

           The specifications of the Products to be sold by QUANTECH and purchased by Distributor hereunder shall be those to be agreed to by the parties and thereafter as specified in EXIHIBIT B attached to be agreed to by the parties and thereafter hereto and made a part hereof (the "Specifications").

ARTICLE 10      WARRANTY

10.1 QUANTECH warrants to Distributor that the Products sold and delivered to Distributor hereunder shall conform, at the time of delivery thereof, to the Specifications.

10.2 QUANTECH's warranty under this Article shall be valid and available on the condition that Distributor shall send a written notice to QUANTECH of the alleged defect or non-conformity of the Products in question with the Specifications within six (6) months from the date of delivery thereof from


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           QUANTECH to Distributor hereunder and send QUANTECH immediately such allegedly defective or non-conforming Products at Distributor's cost for the purpose of QUANTECH's inspection, if requested by QUANTECH. In the event that such defect or non-conformity should be found attributable to QUANTECH, QUANTECH shall bear the cost paid by Distributor for sending the Products back to QUANTECH and provide Distributor with refund of the price for the defective or non-conforming Products, or, at prior consent between Distributor and QUANTECH, with replacement of said Products at QUANTECH's cost without unreasonable delay.

10.3 In the event that Distributor should receive any claim relating to the Products from its customers (a "Claim"), during the six (6) months referred to in Article 10.2 above, Distributor and QUANTECH shall discuss and examine, in good faith, the cause of such Claim and cooperate with each other to settle it.

10.4 If the cause of a Claim, within the thirty (30) days after the date of such Distributor's receipt of such Claim, should be proven to have been attributable to the negligence of QUANTECH, QUANTECH shall be responsible for losses or damages as suffered or incurred by such Distributor arising out of or in connection with such Claim.

10.5 THE WARRANTIES AND REMEDIES PROVIDED IN THIS ARTICLE ARE EXCLUSIVE AND THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL QUANTECH BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES SUFFERED OR INCURRED BY DISTRIBUTOR AS A RESULT OF OR IN CONNECTION WITH DEFECT OR NON-CONFORMITY OF THE PRODUCTS.

ARTICLE 11      INDEMNIFICATION

           Distributor shall indemnify and hold QUANTECH harmless from any and all claims, demands, suits or actions for any kind of damages, losses or costs which may be sustained by itself, its employees or agents, or any third party, caused by any reasons occurred after the completion of shipment of the Products hereunder, unless otherwise specifically provided for in this Agreement.


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ARTICLE 12      TRADEMARKS AND TRADE NAME, OTHER INTELLECTUAL PROPERTY RIGHTS

12.1 Distributor may use certain trademarks and/or trade name owned and designated by QUANTECH (collectively, the "Trademark") in advertising and selling the Products in the Territory in accordance with QUANTECH's instructions, and shall neither use the Trademark for any other purpose nor use any other trademark or trade names for the Products. Upon request from QUANTECH, Distributor shall supply sample of label, catalogues, leaflets of the Products to QUANTECH and shall fully cooperate with QUANTECH for necessary procedure to maintain and renew the Trademark.

12.2 The use of the Trademark by Distributor under Article 12.1 above shall not be construed as granting a license to Distributor of any proprietary rights owned by QUANTECH.

12.3 Distributor shall sell the Products in the same condition as they are received and shall not alter, remove or in any way tamper with any of QUANTECH's marks or numbers on the Products without prior written consent of QUANTECH.

12.4 Distributor shall at no time acquire any proprietary interest in the intellectual property rights in the Products owned by QUANTECH other than a right to distribute them subject to the terms and conditions hereof.

12.5 Distributor shall promptly notify QUANTECH of any suspected infringement or threat of infringement of QUANTECH's intellectual property rights when Distributor becomes aware of it and cooperate fully with QUANTECH in all legal actions or proceedings taken by QUANTECH to protect its said intellectual proprietary rights in the Products.

ARTICLE 13      CONFIDENTIALITY

13.1 Distributor shall keep confidential and shall not disclose, without prior written consent of QUANTECH, in any manner to any third party nor use for any purpose other than distribution and sales of the Products hereunder any technical or business information disclosed by or acquired from QUANTECH in connection with or in the course of performance of this Agreement ("Confidential Information"). The following information shall not be treated as a part of the Confidential Information;


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           (i)        information owned by the Distributor before receiving the
                      Confidential Information,

           (ii) information known to the public at the time of receipt of the Confidential Information,

           (iii) information that becomes known to the public after the receipt of the Confidential Information through no fault of the Distributor, or

           (iv) information lawfully disclosed by third party without a confidentiality obligation.

13.2 Notwithstanding the foregoing Article 13.1, Distributor may disclose any part of the Confidential Information only to the potential customers of the Product in the Medical Diagnostics Field to the extent such disclosure is reasonably necessary for the advertisement and promotion of the Products in the Territory. In such case, Distributor shall notify QUANTECH of such disclosure in advance and execute appropriate confidentiality agreement approved by QUANTECH with such potential customer.

13.3 This Article 13 shall survive expiration or termination of this Agreement.

ARTICLE 14      TERM AND TERMINATION

14.1 This Agreement shall be valid and in force for a period of five (5) years commencing on the execution date appearing on the first page of this Agreement (the "Initial Term"), and thereafter shall be automatically renewed on a year-to-year basis, unless either party hereto gives the other party hereto a written notice not to renew this Agreement at least ninety (90) days prior to the expiration of the Initial Term or any extended term.

14.2 Notwithstanding the provision of Article 14.1 above, either party hereto may terminate forthwith this Agreement and/or an individual contract pursuant to Article 3 by giving a written notice to the other party hereto in the event that such other party;

     (1) initiates dissolution or liquidation proceedings whether compulsorily or voluntarily or makes an arrangement with its creditors generally or has a receiver or manager appointed or takes or suffers any similar action in consequence of debts; or becomes bankrupt or insolvent;


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     (2)      has all or any substantial portion of its capital stock, assets or any other property transferred by it to any third party or expropriated by any government;

     (3) becomes unable to make payments or stop making payments to third parties within thirty (30) days of being notified in writing of payment; or

     (4) commits any breach or fails to perform any provision of this Agreement, and such breach or failure shall not have been cured within thirty (30) days after the date of a written notice of such breach or failure given by the non-defaulting party.

14.3 No expiration or termination hereof shall release QUANTECH or Distributor from any liability which at such time already accrued to the other party, or in any way affect the survival of any right, duty or obligation of QUANTECH or Distributor which is intended to survive expiration or termination.

14.4 Immediately after expiration or termination of this Agreement, Distributor shall return to QUANTECH any unused promotional and advertising material provided by QUANTECH pursuant to Article 5 hereof.

14.5 Notwithstanding the provisions in Articles 14.1 through 14.4 above, QUANTECH shall have the right to terminate this Agreement forthwith by a written notice to Distributor in the following circumstances:

     (1) if Distributor purports to assign the burden or benefit of this Agreement without the written consent of QUANTECH;

     (2) if Distributor engages in any conduct prejudicial to the business, goodwill, reputation, activities or other interests of QUANTECH; or

     (3) if Distributor's ownership, constitution or control is significantly changed, which QUANTECH considers will adversely affect the business, goodwill, reputation, activities or other interests of QUANTECH.


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14.6       If this Agreement terminates for any reason whatsoever, QUANTECH may without any liability towards Distributor or any other party whatsoever cancel all or any orders for the Products which have not been delivered. Alternatively, at the sole discretion of QUANTECH, they may supply the Products to the customers or third parties directly.

ARTICLE 15      NOTICE

           All notices, statements, reports, requests or other communications to a party required or permitted hereunder shall be in writing and shall be deemed effective and properly given when sent by registered or certified mail, or by confirmed facsimile transmission to the person as indicated below or such other person as may be designated by MCC or Quantech by such notice;

           if to MCC, to:

           Mitsubishi Chemical Corporation.
           5-2, Marunouchi 2-chome,
           Chiyoda-ku, Tokyo 100-0005 Japan
           Attention:  General Manager, Life Science Business Initiatives
                       Department
           Facsimile number:  (03) 3283-5809

           and, if to Quantech, to:

           Quantech, Ltd.,
           815 Northwest Parkway, Suite 100
           Eagan, Minnesota 55121 U.S.A.
           Attention:  President
           Facsimile number:  (651) 647-6370

MCC and Quantech may change their respective above-specified recipient and/or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered by facsimile) or on the day shown on the return receipt (if delivered by mail).



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ARTICLE 16      FORCE MAJEURE

           Neither party hereto shall be responsible for failure or delay to perform its obligation hereunder in case such failure or delay is caused by fire, flood, earthquake, heavy snowfall, strikes, inevitable accident, war, riots, civil commotion, governmental laws, order or regulations, embargoes, blockades or any other causes beyond the control of such party; provided, however, that the party failing to perform shall inform the other party of such cause with reasonable evidence, such as newspaper articles and TV reports, and make its best efforts to remove such cause of non-performance promptly.

ARTICLE 17      ASSIGNMENT

           Neither party hereto shall assign or transfer all or part of its rights and obligations under this Agreement to any third party without the prior written consent of the other party hereto.

ARTICLE 18      WAIVER

           No waiver by either party hereto of its right to enforce any provisions of this Agreement shall constitute a waiver of such party's right to enforce such provisions thereafter or to enforce any other provisions of this Agreement.

ARTICLE 19      GOVERNING LAW

           This Agreement shall be construed in accordance with the laws of the State of New York, excluding its choice of law provisions. The Parties further agree to submit themselves to the non-exclusive jurisdiction of the state and federal courts of the State of New York in the event that any dispute arises under this Agreement.

ARTICLE 20      ARBITRATION

           All disputes, controversies or differences which may arise between the parties hereto, out of or in connection with this Agreement or the breach thereof, shall be finally settled by arbitration to be held in Tokyo, Japan in the English language under the rules of Conciliation and Arbitration of International Chamber of Commerce. The award thereof shall be final and binding on the parties hereto.



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ARTICLE 21      ENTIRE AGREEMENT

           This Agreement contains the entire and final agreement of the parties hereto with respect to the subject matter of this Agreement. Any and all prior memorandum of understanding, letter of intent, promises, undertakings, representations, agreements and understandings, written or oral, with respect to the subject matter of this Agreement are hereby terminated. This Agreement shall not be altered, amended or modified in any way except by an instrument in writing executed by the parties hereto.

ARTICLE 22      SEVERABILITY

           In the event that any provision of this Agreement is deemed to be unlawful or invalid, then such provision shall be severed from this Agreement, but the remaining provisions of this Agreement and this Agreement as a whole shall remain in effect and be binding on the parties hereto.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.


                                       MITSUBISHI CHEMICAL CORPORATION


                                       -----------------------------------------
                                       By:  Kiyoshi Nakayama
                                       Its: General Manager,
                                            Life Science Business Initiatives
                                            Department



                                       QUANTECH LTD.


                                       -----------------------------------------
                                       By:  Robert Case
                                       Its: Chief Executive Officer